EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the following Registration Statements of HealthStream, Inc.:

(1)	Registration Statement (Form S-8 No. 333-211725) pertaining to the 2016 Omnibus Incentive Plan of HealthStream, Inc.,

(2)	Registration Statement (Form S-8 No. 333-167241) pertaining to the 2010 Stock Incentive Plan of HealthStream, Inc.,

(3)	Registration Statement (Form S-8 No. 333-37440) pertaining to the 1994 Employee Stock Option Plan, 2000 Stock Incentive Plan and Employee Stock Purchase Plan of HealthStream, Inc., and

(4)	Registration Statement (Form S-3 No. 333-206897) of HealthStream, Inc.

of our report dated August 9, 2016 (except for Note 2 to the financial statements, as to which the date is October 13, 2016) relating to the carve-out financial statements of Practitioner Credentialing and Privileging Software Operations (a carve-out of Morrisey Associates, Inc.), which appears in the Current Report on Form 8-K/A dated October 19, 2016.

/s/ LBMC, PC

Brentwood, Tennessee

October 19, 2016